BMC Stock Holdings, Inc. Announces 2018 Third Quarter Results

Raleigh, NC - November 1, 2018 - BMC Stock Holdings, Inc. (Nasdaq: BMCH) (“BMC” or the “Company”), one of the leading providers of diversified building products, services and innovative solutions in the U.S. residential construction market, today announced its financial results for the third quarter ended September 30, 2018. A reconciliation of non-GAAP financial measures to comparable GAAP financial measures is provided in the “Reconciliation of GAAP to Non-GAAP Measures” section of this press release.

Third Quarter 2018 Highlights (Comparisons are to Prior Year Period)

•	Net sales of $990.3 million, an increase of 12.4%, including significant growth in Structural Components and Ready-Frame® sales

•	Net income of $35.9 million, an increase of $17.4 million

•	Adjusted EBITDA (non-GAAP) of $74.4 million, an increase of $15.1 million or 25.4%

•	Adjusted EBITDA margin (non-GAAP) of 7.5%, an increase of 80 basis points

•	Diluted earnings per share of $0.53, an increase of $0.26

•	Adjusted net income per diluted share (non-GAAP) of $0.58, an increase of $0.24

•	Cash provided by operating activities of $59.7 million, an increase of $22.7 million

Commenting on BMC’s third quarter performance, Dave Flitman, President and Chief Executive Officer of BMC, stated, “Our team has demonstrated outstanding execution of our strategy this year, focusing on service levels, driving productivity improvements and providing innovative solutions to our customers. As a result, we are reporting another quarter of strong financial performance, including significant growth in net income, diluted earnings per share, Adjusted EBITDA and cash from operating activities. Adjusted EBITDA margin improved 80 basis points to 7.5% for the quarter and is up 110 basis points year-to-date. Contributing to the success this quarter was strong growth in our value-added product categories of Structural Components, which grew 15.0%, and Millwork, Doors & Windows, which grew 11.4%.”

Flitman continued, “While affordability concerns have caused a recent deceleration in housing starts growth, the longer-term fundamentals underlying the housing market remain favorable, including household formation, demographic trends, job growth and higher wages. With our strong balance sheet and cash flow, our commitment to supporting our customers through innovation and operational excellence and our focus on pursuing the right acquisitions, we remain confident in our ability to deliver solid operating results and are well positioned to drive long-term shareholder value.”

Third Quarter 2018 Summary of Financial Results
During the three months ended September 30, 2018, the Company generated strong improvements in net sales, net income, diluted earnings per share, Adjusted EBITDA and operating cash flow.

	Three Months Ended September 30,
(in thousands, except per share data)	2018	2017	Variance
Net sales	$990,264	$881,012	$109,252

Net income and EPS
Net income (GAAP)	$35,858	$18,443	$17,415
Diluted earnings per share (GAAP)	$0.53	$0.27	$0.26
Adjusted net income (non-GAAP)	$39,459	$23,049	$16,410
Adjusted net income per diluted share (non-GAAP)	$0.58	$0.34	$0.24

Adjusted EBITDA (non-GAAP)	$74,368	$59,297	$15,071
Adjusted EBITDA margin (non-GAAP)	7.5%	6.7%	0.8%

Net cash provided by operating activities	$59,689	$36,956	$22,733
Third Quarter 2018 Financial Results Compared to Prior Year Period

•
Net sales increased 12.4% to $990.3 million, driven in part by solid 15.0% growth in the Structural Components product category and 11.4% growth in the Millwork, Doors & Windows product category. The Company estimates that net sales increased 6.3% from higher selling prices of lumber & lumber sheet goods, 4.0% from other organic growth and 2.1% from the acquisition of W.E. Shone Co. (“Shone Lumber”). The Company also estimates that net sales to single-family homebuilders increased 13.0%, net sales to remodeling contractors increased 15.1% and net sales to multi-family, commercial and other contractors increased 7.0%. Net sales of Ready-Frame® were $65 million, an increase of 38.4%.

•	Gross profit increased 15.2% to $241.3 million. Gross profit as a percentage of sales (gross margin) was 24.4%, as compared to 23.8% for the third quarter of 2017.

•
Selling, general and administrative (“SG&A”) expenses increased $17.6 million to $176.2 million. Approximately $3.4 million of this increase related to SG&A expenses at Shone Lumber, which was acquired earlier this year. Approximately $15.4 million of the increase related to higher employee compensation, benefits and other employee-related costs, and the remaining increase related primarily to a $0.8 million increase in diesel fuel costs. SG&A expenses as a percent of net sales improved 20 basis points to 17.8%, compared with 18.0% for the third quarter of 2017.

•	Depreciation expense, including the portion reported within cost of sales, decreased to $12.8 million, compared to $13.6 million in the third quarter of 2017.

•	Merger and integration costs decreased to $1.5 million, consisting primarily of system integration costs, compared to $2.6 million in the third quarter of 2017.

•	Amortization expense was $3.8 million, compared to $4.0 million in the third quarter of 2017.

•	Interest expense decreased to $5.9 million, compared to $6.4 million in the third quarter of 2017.

•	Other income, net, increased to $3.0 million, which was derived primarily from state and local tax incentives and customer service charges, compared to $1.1 million in the third quarter of 2017.

•	Net income increased to $35.9 million, or $0.53 per diluted share, compared to $18.4 million, or $0.27 per diluted share, in the third quarter of 2017.

•
Adjusted net income (non-GAAP) increased to $39.5 million, or $0.58 per diluted share (non-GAAP), compared to Adjusted net income of $23.0 million, or $0.34 per diluted share, in the third quarter of 2017.

•	Adjusted EBITDA (non-GAAP) increased 25.4% to $74.4 million, compared to $59.3 million in the third quarter of 2017.

•	Adjusted EBITDA margin (non-GAAP), defined as Adjusted EBITDA as a percentage of net sales, expanded 80 basis points to 7.5%.

•	Cash provided by operating activities increased $22.7 million to $59.7 million.

Liquidity and Capital Resources
Total liquidity as of September 30, 2018 was approximately $371.6 million, which included cash and cash equivalents of $57.7 million and $313.9 million of borrowing availability under the Company’s asset-backed revolver. Capital expenditures during the third quarter of 2018 totaled $16.4 million. These expenditures were primarily used to fund purchases of vehicles and equipment to replace aged assets and support increased sales volume, and facility, technology and automation investments to support our operations.

Conference Call Information
BMC will host a conference call on Thursday, November 1, 2018 at 8:30 a.m. Eastern Time and will simultaneously broadcast it live over the Internet. Prior to the call, an earnings release presentation will be posted on the Company’s investor relations website - ir.buildwithbmc.com - in the “Events and Presentations” tab under the heading “Presentation Archive.” The conference call can be accessed by dialing 866-548-4713 (domestic) or 323-794-2093 (international). A telephonic replay will be available approximately three hours after the call and can be accessed by dialing 844-512-2921, or for international callers, 412-317-6671. The passcode for both the live call and the replay is 7885287. The telephonic replay will be available until 11:59 p.m. (Eastern Time) on November 8, 2018. The live webcast of the conference call can be accessed on the Company’s investor relations website at ir.buildwithbmc.com and will be available for approximately 90 days.

Non-GAAP Financial Measures
This press release presents Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share, which are non-GAAP financial measures within the meaning of applicable SEC rules and regulations. For a reconciliation of Adjusted EBITDA and Adjusted net income to the most comparable GAAP measures and a discussion of the reasons why the Company believes that these non-GAAP financial measures provide information that is useful to investors, see the tables included in this press release under "Reconciliation of GAAP to Non-GAAP Measures."

About BMC Stock Holdings, Inc.
With $3.4 billion in 2017 net sales, BMC is a leading provider of diversified building products, services and innovative solutions to builders, contractors and professional remodelers in the U.S. residential housing market. Headquartered in Raleigh, NC, the Company's comprehensive portfolio of products and solutions spans building materials, including millwork and structural component manufacturing capabilities, consultative showrooms and design centers, value-added installation management services and an innovative eBusiness platform. BMC serves 45 metropolitan areas across 19 states, principally in the South and West regions.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this document may include, without limitation, statements regarding sales growth, price changes, earnings performance, strategic direction and the demand for our products. Forward-looking statements are typically identified by words or phrases such as "may," "might," "predict," "future," "seek to," "assume," "goal," "objective," "continue," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "guidance," "possible," "predict," "propose," "potential" and "forecast," or the negative of such terms and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties, many of which are outside BMC's control. BMC cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement; therefore, investors and shareholders should not place undue reliance on such statement. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These factors include without limitation:

•	the state of the homebuilding industry and repair and remodeling activity, the economy and the credit markets;

•	the impact of potential changes in our customer or product sales mix;

•	our concentration of business in the Texas, California and Georgia markets;

•	the potential loss of significant customers or a reduction in the quantity of products they purchase;

•	seasonality and cyclicality of the building products supply and services industry;

•	competitive industry pressures and competitive pricing pressure from our customers and competitors;

•	fluctuation of commodity prices and prices of our products;

•	our exposure to product liability, warranty, casualty, construction defect, contract, tort, employment and other claims and legal proceedings;

•	our ability to maintain profitability;

•	our ability to retain our key employees and to attract and retain new qualified employees, while controlling our labor costs;

•	product shortages, loss of key suppliers or failure to develop relationships with qualified suppliers, and our dependence on third-party suppliers and manufacturers;

•	the implementation of our supply chain and technology initiatives;

•	the impact of long-term non-cancelable leases at our facilities;

•	our ability to effectively manage inventory and working capital;

•	the credit risk from our customers;

•	the impact of pricing pressure from our customers;

•	our ability to identify or respond effectively to consumer needs, expectations, market conditions or trends;

•	our ability to successfully implement our growth strategy;

•	the impact of federal, state, local and other laws and regulations;

•	the impact of changes in legislation and government policy;

•	the impact of unexpected changes in our tax provisions and adoption of new tax legislation;

•	our ability to utilize our net operating loss carryforwards;

•	natural or man-made disruptions to our distribution and manufacturing facilities;

•	our exposure to environmental liabilities and subjection to environmental laws and regulation;

•	the impact of health and safety laws and regulations;

•	the impact of disruptions to our information technology systems;

•	cybersecurity risks;

•	our exposure to losses if our insurance coverage is insufficient;

•	our ability to operate on multiple Enterprise Resource Planning ("ERP") information systems and convert multiple systems to a single system;

•	the impact of our indebtedness;

•	the various financial covenants in our secured credit agreement and senior secured notes indenture; and

•	other factors discussed or referred to in the "Risk Factors" section of BMC's most recent Annual Report on Form 10-K filed with the SEC on March 1, 2018.
Certain of these and other factors are discussed in more detail in the “Risk Factors” section of BMC’s 2017 Annual Report on Form 10-K, as supplemented by BMC’s Quarterly Reports on Form 10-Q. All such factors are difficult to predict and are beyond BMC's control. All forward-looking statements attributable to BMC or persons acting on BMC's behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and BMC undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Relations Contact
BMC Stock Holdings, Inc.
Carey Phelps
(678) 222-1228

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2018	2017	2018	2017
Net sales
Building products	$773,787	$671,316	$2,201,863	$1,919,923
Construction services	216,477	209,696	621,064	605,164
	990,264	881,012	2,822,927	2,525,087
Cost of sales
Building products	568,713	499,182	1,631,022	1,427,253
Construction services	180,248	172,285	511,919	498,405
	748,961	671,467	2,142,941	1,925,658
Gross profit	241,303	209,545	679,986	599,429

Selling, general and administrative expenses	176,204	158,602	506,236	465,305
Depreciation expense	10,059	11,053	29,323	32,555
Amortization expense	3,790	4,026	11,263	11,947
Merger and integration costs	1,459	2,574	3,627	13,339
	191,512	176,255	550,449	523,146
Income from operations	49,791	33,290	129,537	76,283
Other income (expense)
Interest expense	(5,926)	(6,377)	(17,916)	(18,960)
Other income, net	2,953	1,083	7,830	2,366
Income before income taxes	46,818	27,996	119,451	59,689
Income tax expense	10,960	9,553	27,829	19,906
Net income	$35,858	$18,443	$91,622	$39,783

Weighted average common shares outstanding
Basic	67,329	66,958	67,246	66,860
Diluted	67,896	67,442	67,743	67,341

Net income per common share
Basic	$0.53	$0.28	$1.36	$0.60
Diluted	$0.53	$0.27	$1.35	$0.59

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands, except share amounts)	September 30, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$57,691	$11,750
Accounts receivable, net of allowances	380,307	322,892
Inventories, net	356,608	309,060
Contract assets	33,319	—
Costs in excess of billings on uncompleted contracts	—	28,738
Income taxes receivable	—	3,748
Prepaid expenses and other current assets	62,315	57,949
Total current assets	890,240	734,137
Property and equipment, net of accumulated depreciation	297,356	295,820
Customer relationship intangible assets, net of accumulated amortization	162,282	166,306
Other intangible assets, net of accumulated amortization	1,067	1,306
Goodwill	264,318	261,792
Other long-term assets	11,546	13,989
Total assets	$1,626,809	$1,473,350
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$205,312	$174,583
Accrued expenses and other liabilities	102,140	96,262
Contract liabilities	32,703	—
Billings in excess of costs on uncompleted contracts	—	18,428
Income taxes payable	2,404	—
Interest payable	9,572	4,769
Current portion:
Long-term debt and capital lease obligations	6,964	7,739
Insurance reserves	14,525	13,496
Total current liabilities	373,620	315,277
Insurance reserves	41,334	38,470
Long-term debt	345,144	349,059
Long-term portion of capital lease obligations	10,485	14,838
Deferred income taxes	3,082	1,768
Other long-term liabilities	6,486	7,039
Total liabilities	780,151	726,451
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 50.0 million shares authorized, no shares issued and outstanding at September 30, 2018 and December 31, 2017	—	—
Common stock, $0.01 par value, 300.0 million shares authorized, 67.6 million and 67.3 million shares issued, and 67.3 million and 67.1 million outstanding at September 30, 2018 and December 31, 2017, respectively	676	673
Additional paid-in capital	668,961	659,440
Retained earnings	182,229	90,607
Treasury stock, at cost, 0.3 million and 0.2 million shares at September 30, 2018 and December 31, 2017, respectively	(5,208)	(3,821)
Total stockholders' equity	846,658	746,899
Total liabilities and stockholders' equity	$1,626,809	$1,473,350

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
(in thousands)	2018	2017
Cash flows from operating activities
Net income	$91,622	$39,783
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	37,297	40,049
Amortization of intangible assets	11,263	11,947
Amortization of debt issuance costs	1,263	1,263
Deferred income taxes	1,314	1,755
Non-cash stock compensation expense	8,226	4,751
(Gain) loss on sale of property, equipment and real estate	(3,435)	301
Other non-cash adjustments	686	898
Change in assets and liabilities, net of effects of acquisitions
Accounts receivable, net of allowances	(59,768)	(46,591)
Inventories, net	(41,883)	(30,837)
Accounts payable	29,897	22,633
Other assets and liabilities	34,156	2,228
Net cash provided by operating activities	110,638	48,180
Cash flows from investing activities
Purchases of property, equipment and real estate	(42,704)	(51,292)
Purchases of businesses, net of cash acquired	(20,970)	(38,737)
Insurance proceeds	1,991	—
Proceeds from sale of property, equipment and real estate	10,968	3,545
Net cash used in investing activities	(50,715)	(86,484)
Cash flows from financing activities
Proceeds from revolving line of credit	713,264	769,458
Repayments of proceeds from revolving line of credit	(717,726)	(717,626)
Payments on capital lease obligations	(5,937)	(7,753)
Principal payments on other notes	(75)	(2,603)
Other financing activities, net	(3,508)	28
Net cash (used in) provided by financing activities	(13,982)	41,504
Net increase in cash and cash equivalents	45,941	3,200
Cash and cash equivalents
Beginning of period	11,750	8,917
End of period	$57,691	$12,117

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Net Sales by Product Category
(unaudited)

	Three Months Ended September 30, 2018		Three Months Ended September 30, 2017
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Structural components	$166,919	16.9%	$145,185	16.5%	15.0%
Lumber & lumber sheet goods	357,286	36.1%	294,699	33.5%	21.2%
Millwork, doors & windows	251,606	25.4%	225,804	25.6%	11.4%
Other building products & services	214,453	21.6%	215,324	24.4%	(0.4)%
Total net sales	$990,264	100.0%	$881,012	100.0%	12.4%

	Nine Months Ended September 30, 2018		Nine Months Ended September 30, 2017
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Structural components	$470,365	16.7%	$393,382	15.6%	19.6%
Lumber & lumber sheet goods	1,013,495	35.9%	829,634	32.9%	22.2%
Millwork, doors & windows	730,318	25.9%	677,554	26.8%	7.8%
Other building products & services	608,749	21.5%	624,517	24.7%	(2.5)%
Total net sales	$2,822,927	100.0%	$2,525,087	100.0%	11.8%

Net Sales by Customer Type
(unaudited)

	Three Months Ended September 30, 2018		Three Months Ended September 30, 2017
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Single-family homebuilders	$749,543	75.7%	$663,599	75.3%	13.0%
Remodeling contractors	114,062	11.5%	99,085	11.3%	15.1%
Multi-family, commercial & other contractors	126,659	12.8%	118,328	13.4%	7.0%
Total net sales	$990,264	100.0%	$881,012	100.0%	12.4%

	Nine Months Ended September 30, 2018		Nine Months Ended September 30, 2017
(in thousands)	Net Sales	% of Sales	Net Sales	% of Sales	% Change
Single-family homebuilders	$2,143,910	75.9%	$1,881,003	74.5%	14.0%
Remodeling contractors	326,918	11.6%	279,415	11.1%	17.0%
Multi-family, commercial & other contractors	352,099	12.5%	364,669	14.4%	(3.4)%
Total net sales	$2,822,927	100.0%	$2,525,087	100.0%	11.8%

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)

Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share are intended as supplemental measures of the Company’s performance that are not required by, or presented in accordance with, GAAP. The Company believes that Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and operating results.

•
Adjusted EBITDA is defined as net income plus interest expense, interest income, income tax expense, depreciation and amortization, merger and integration costs, non-cash stock compensation expense, acquisition costs and other items.

•	Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net sales.

•	Adjusted net income is defined as net income plus merger and integration costs, non-cash stock compensation expense, acquisition costs, other items and after tax effecting those items.

•	Adjusted net income per diluted share is defined as Adjusted net income divided by diluted weighted average shares.
Company management uses Adjusted EBITDA and Adjusted net income for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. Adjusted EBITDA is used in monthly financial reports prepared for management and the board of directors. The Company believes that the use of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share provides additional tools for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other distribution and retail companies, which may present similar non-GAAP financial measures to investors. However, the Company’s calculation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share are not necessarily comparable to similarly titled measures reported by other companies. Company management does not consider Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share in isolation or as alternatives to financial measures determined in accordance with GAAP. The principal limitation of Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. Some of these limitations are: (i) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not reflect changes in, or cash requirements for, working capital needs; (ii) Adjusted EBITDA and Adjusted EBITDA margin do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt; (iii) Adjusted EBITDA and Adjusted EBITDA margin do not reflect income tax expenses or the cash requirements to pay taxes; (iv) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments; (v) although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not reflect any cash requirements for such replacements and (vi) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share do not consider the potentially dilutive impact of issuing non-cash stock-based compensation. In order to compensate for these limitations, management presents Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income and Adjusted net income per diluted share in conjunction with GAAP results. Readers should review the reconciliations of net income to Adjusted EBITDA and Adjusted net income below, and should not rely on any single financial measure to evaluate the Company’s business.

BMC STOCK HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures (continued)
(unaudited)

The following is a reconciliation of net income to Adjusted EBITDA and Adjusted net income.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2018	2017	2018	2017
Net income	$35,858	$18,443	$91,622	$39,783
Interest expense	5,926	6,377	17,916	18,960
Interest income	(117)	—	(117)	—
Income tax expense	10,960	9,553	27,829	19,906
Depreciation and amortization	16,626	17,625	48,560	51,996
Merger and integration costs	1,459	2,574	3,627	13,339
Non-cash stock compensation expense	3,310	1,366	8,226	4,751
Acquisition costs (a)	—	—	267	317
Other items (b)	346	3,359	2,447	3,385
Adjusted EBITDA	$74,368	$59,297	$200,377	$152,437
Adjusted EBITDA margin	7.5%	6.7%	7.1%	6.0%

Net income	$35,858	$18,443	$91,622	$39,783
Merger and integration costs	1,459	2,574	3,627	13,339
Non-cash stock compensation expense	3,310	1,366	8,226	4,751
Acquisition costs (a)	—	—	267	317
Other items (c)	43	3,359	2,144	3,385
Tax effect of adjustments to net income (d)	(1,211)	(2,693)	(3,443)	(7,920)
Adjusted net income	$39,459	$23,049	$102,443	$53,655

Diluted weighted average shares	67,896	67,442	67,743	67,341
Adjusted net income per diluted share	$0.58	$0.34	$1.51	$0.80

(a)
For the nine months ended September 30, 2018, represents costs incurred related to the acquisition of W.E. Shone Co. For the nine months ended September 30, 2017, represents costs incurred related to the acquisitions of Code Plus Components, LLC and Texas Plywood and Lumber Company, Inc.

(b)
For the three and nine months ended September 30, 2018, represents costs incurred in connection with the departure of the Company’s former chief executive officer and the search for and appointment of his permanent replacement (“CEO Transition Costs”). For the three and nine months ended September 30, 2017, represents asset impairment charges related to real estate held for sale and expense incurred related to pending litigation.

(c)
For the three and nine months ended September 30, 2018, represents CEO Transition Costs and a tax benefit related to a measurement period adjustment to the Company’s accounting for the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”). For the three and nine months ended September 30, 2017, represents asset impairment charges related to real estate held for sale and expense incurred related to pending litigation.

(d)
The tax effect of adjustments to net income was based on the respective transactions’ income tax rate, which was 23.7%, 36.9%, 23.6% and 37.1% for the three months ended September 30, 2018 and 2017 and the nine months ended September 30, 2018 and 2017, respectively. The tax effect of adjustments to net income excludes the measurement period adjustment to the Company’s accounting for the 2017 Tax Act for the three and nine months ended September 30, 2018 and non-deductible Merger and integration costs of $0.5 million for the nine months ended September 30, 2017.